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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 16, 2006
        ---------------------------------------------------------------
                Date of report (Date of earliest event reported)


                               IKONICS CORPORATION
   --------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       MINNESOTA                      000-25727                   41-0730027
------------------------       ------------------------      -------------------
(State of Incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)


          4832 GRAND AVENUE
          DULUTH, MINNESOTA                                         55807
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(Address of Principal Executive Offices)                         (Zip Code)


                                 (218) 628-2217
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              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.
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2006 Bonus Program
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         On February 16, 2006, the Compensation Committee (the "Committee")
implemented a bonus program for fiscal 2006 pursuant to which the Company's executive officers are eligible to receive cash bonuses equal to a percentage of the 2006 bonus pool. The 2006 bonus pool will be equal to 10% of the amount by which net income before income taxes (as adjusted for unusual items of income or expense) ("EBT") for fiscal 2006 exceeds the EBT target. William C. Ulland, the Company's Chairman, President and Chief Executive Officer, is eligible to receive a bonus equal to 30% of the pool and Claude P. Piguet, the Company's Executive Vice President, is eligible to receive a bonus equal to 20% of the pool. Each of the Company's other executive officers is eligible to receive bonuses equal to 10% of the pool. The Committee did not allocate 10% of the pool.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   IKONICS CORPORATION


Date:  February 21, 2006                           /s/ Jon Gerlach
                                                   -----------------------------
                                                   Jon Gerlach
                                                   Chief Financial Officer
                                                   and Vice President of Finance





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